Exhibit 99.2

Schedule A

The following tables set forth all transactions in the shares of Common Stock reported herein effected during the past sixty (60) days by the Reporting Persons. All such transactions were effected by the Reporting Persons in the open market through brokers and the price per share excludes commissions. All prices are denominated in U.S. dollars. The Reporting Persons will undertake to provide to the staff of the SEC, upon request, full information regarding the shares of Common Stock sold or purchased at each separate price.

PACP Acadia LLC

Trade Date	Security	Number of shares bought (sold)	Approx. price ($) per Share
8/27/2026	Common Stock	44,197	$0.41
8/28/2026	Common Stock	335,829	$0.41
8/31/2026	Common Stock	601,916	$0.40
9/1/2026	Common Stock	71,208	$0.40
9/2/2026	Common Stock	280,828	$0.40
9/3/2026	Common Stock	63,131	$0.40
9/4/2026	Common Stock	35,466	$0.40
9/8/2026	Common Stock	133,624	$0.41
9/9/2026	Common Stock	1,161,741	$0.39
9/10/2026	Common Stock	503,758	$0.36
9/11/2026	Common Stock	35,235	$0.35
9/14/2026	Common Stock	68,927	$0.34
9/15/2026	Common Stock	90,190	$0.34
9/16/2026	Common Stock	34,810	$0.33
9/17/2026	Common Stock	3,402	$0.33
9/18/2026	Common Stock	103,123	$0.33
9/28/2026	Common Stock	38,029	$0.34
9/29/2026	Common Stock	57,887	$0.35
9/30/2026	Common Stock	205,720	$0.37
10/1/2026	Common Stock	474,600	$0.37
10/2/2026	Common Stock	81,363	$0.35
10/5/2026	Common Stock	116	$0.33
10/6/2026	Common Stock	360,073	$0.31
10/7/2026	Common Stock	36,829	$0.32
10/8/2026	Common Stock	57,631	$0.32
10/9/2026	Common Stock	154,369	$0.33
10/12/2026	Common Stock	497,066	$0.36
10/13/2026	Common Stock	480,364	$0.39
10/14/2026	Common Stock	107,968	$0.38

Powell Anderson Capital LP

Trade Date	Security	Number of shares bought (sold)	Approx. price ($) per Share
8/17/2026	Common Stock	3,627	$0.45
8/18/2026	Common Stock	2,813	$0.46
8/19/2026	Common Stock	3,093	$0.48
8/20/2026	Common Stock	10,000	$0.46
8/21/2026	Common Stock	50,000	$0.45
8/24/2026	Common Stock	3,500	$0.44
8/25/2026	Common Stock	2,777	$0.45
8/26/2026	Common Stock	(10)	$0.42
10/6/2026	Common Stock	40,009	$0.31
10/7/2026	Common Stock	4,092	$0.32
10/8/2026	Common Stock	6,404	$0.32
10/9/2026	Common Stock	17,154	$0.33
10/12/2026	Common Stock	55,231	$0.36
10/13/2026	Common Stock	53,376	$0.39
10/14/2026	Common Stock	11,997	$0.38